APTIMUS, INC.

                           Offer to Purchase for Cash
                                      up to
                                10,750,000 Shares
                               at $ 0.48 Per Share

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
MONDAY, NOVEMBER 12, 2001, UNLESS THE OFFER IS EXTENDED.
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                                October 10, 2001

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase dated October 10, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Aptimus, Inc., a Washington corporation (the "Company"), to purchase up to 10,750,000 of the outstanding shares of common stock, no par value per share (the "Shares"), of the Company at a price of $0.48 per Share (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

      We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used to tender shares held for your account.

      If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's share certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in "The Tender Offer - Procedures for tendering shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the DTC (as defined in the Offer to Purchase) in accordance with the DTC's procedures does not constitute delivery to the Depositary.

      We request instructions as to whether you wish to tender any, or all, of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

      1. The offer price is $0.48 per Share, net to the seller in cash, without interest.

      2. The offer and withdrawal rights will expire at 5:00 p.m., Eastern time, on Monday, November 12, 2001 (the "Expiration Date"), unless the offer is extended by the Company, in which event the term "Expiration Date" shall mean the latest time at which the offer, as so extended by the Company, will expire.

      3. The offer is for 10,750,000 shares of common stock, constituting approximately 81.5% of the shares of common stock outstanding as of September 30, 2001.

      4. The offer is conditioned upon, among other things, any of the following events occurring after the date of the Offer to Purchase and before the Expiration Date that, in the Company's judgment and regardless of the circumstances giving rise to the event or events (including any action or omission to act by the Company), makes it inadvisable to proceed with the tender offer or with acceptance for payment: (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the tender offer, the acquisition of some or all of the shares under the tender offer or otherwise relates in any manner to the tender offer or (ii) in the Company's judgment, could materially and adversely affect its business, condition (financial or other), income, operations or prospects, or otherwise materially impairs in any way the contemplated future conduct of its business or materially impairs the contemplated benefits of the tender offer to it; or (b) any change or changes shall have occurred in its business, financial condition, assets, income, operations, prospects or share ownership that, in the Company's judgment, is or may be material and adverse to it. See "The Tender Offer - Conditions of the tender offer" of the Offer to Purchase.

      5. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 5 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

      If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

      In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Mellon Investor Services LLC (the "Depositary") of (a) certificates for (or a timely confirmation of book-entry transfer with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in "The Tender Offer - Procedures for tendering shares" of the Offer to Purchase, an "agent's message" (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when share certificates or confirmation of book-entry transfer with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      The Company is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort the Company cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.


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

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Aptimus, Inc., a Washington corporation (the "Company"), dated October 10, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating the offer by the Company to purchase up to 10,750,000 of the outstanding shares of common stock, no par value per share (the "Shares"), of the Company.

      This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

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                         NUMBER OF SHARES TO BE TENDERED

                          _____________________ Shares*

* Unless otherwise indicated it will be assumed that all your Shares are to be tendered

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                _________________________________________________
                                  Signature(s)

                _________________________________________________

                _________________________________________________

                _________________________________________________
                     Please print name(s) and address above

                _________________________________________________
                         Area Code and Telephone Number

                _________________________________________________
                Taxpayer Identification or Social Security Number


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